Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of Retalix, LTD, and that this Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: January 20, 2012

JOSHUA M. SCHWARTZ

By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz

FLATBUSH WATERMILL, LLC

By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member

FLATBUSH WATERMILL MANAGEMENT, LLC

By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member

FW2, LP

By:	Flatbush Watermill, LLC, its general partner

	By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member

FW3, LP

By:	Flatbush Watermill, LLC, its general partner

	By:	/s/ Joshua M. Schwartz
Name: Joshua M. Schwartz
Title: Managing Member